UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K dated January 31, 2007

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                       January 31, 2007

EDGE PETROLEUM CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act     (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant, Edge Petroleum Corporation (“Edge”), hereby amends Item 9.01. “Financial Statements and Exhibits” of its Current Report on Form 8-K, dated January 31, 2007 to include the pro forma financial information required by Items 9.01(b) in connection with its acquisition of (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas owned by Smith Production Inc. (“Smith”), (ii) ownership interests in certain related developed and undeveloped leasehold acreage, (iii) 25% of Smith’s option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership of approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas (collectively, the “Smith Properties”) from Smith pursuant to two purchase and sale agreements, as amended, dated November 16, 2006. Additionally, the acquisition of additional working and net revenue interests in the oil and gas properties described in (i) above (the “Other Properties,” and together with the Smith Properties, the “Properties”) from eight different owners who transferred their interests to Smith prior to the closing of the acquisition of the Smith Properties and working interest, option and leasehold rights in two additional exploration ventures in separate areas of Texas and Louisiana are included (collectively the “Acquisition”).

Statements regarding the expected post-closing adjustment, final purchase price, general and administrative expenses, hiring of personnel, and any other effect or benefit of the Acquisition, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions which are beyond Edge’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include but are not limited to costs and difficulties related to the integration of the Properties, costs, delays and other difficulties related to the Acquisition, results of operations of the Properties and of post-closing adjustments, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01 Financial Statements and Exhibits

(a)  Financial statements of business acquired

Schedule A containing the audited Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased by Edge from Smith for the years ended December 31, 2005, 2004 and 2003, unaudited Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased by Edge from Smith for the nine months ended September 30, 2006 and 2005 and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of BDO Seidman, LLP concerning the statements and related notes, was filed previously on Edge’s Current Report on Form 8-K dated January 16, 2007. There have been no changes to these financial statements.

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(b)  Pro forma financial information

Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Edge for the year ended December 31, 2005 and for the nine months ended September 30, 2006, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition and the recently completed public offerings of Edge common stock and preferred stock, proceeds from which were used, along with borrowings under a new credit facility, to finance the Acquisition.

(d)  Exhibits

Exhibit No.	Description
10.1

Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006 (Incorporated herein by reference to Exhibit 10.1 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.2

Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006 (Incorporated herein by reference to Exhibit 10.2 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.3

First Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated December 15, 2006 (Incorporated herein by reference to Exhibit 10.3 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.4

Second Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated January 15, 2007 (Incorporated herein by reference to Exhibit 10.1 to Edge’s Current Report on Form 8-K filed on January 19, 2007).

10.5

First Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated January 15, 2007 (Incorporated herein by reference to Exhibit 10.2 to Edge’s Current Report on Form 8-K filed on January 19, 2007).

10.6	Third Amendment of Purchase and Sale Agreement, dated January 31, 2007 (Incorporated herein by reference to Exhibit 10.6 to Edge’s Current Report on Form 8-K filed on February 5, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: February 28, 2007	By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President and Chief Financial and Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1

Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006 (Incorporated herein by reference to Exhibit 10.1 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.2

Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006 (Incorporated herein by reference to Exhibit 10.2 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.3

First Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated December 15, 2006 (Incorporated herein by reference to Exhibit 10.3 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.4

Second Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated January 15, 2007 (Incorporated herein by reference to Exhibit 10.1 to Edge’s Current Report on Form 8-K filed on January 19, 2007).

10.5

First Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated January 15, 2007 (Incorporated herein by reference to Exhibit 10.2 to Edge’s Current Report on Form 8-K filed on January 19, 2007).

10.6	Third Amendment of Purchase and Sale Agreement, dated January 31, 2007 (Incorporated herein by reference to Exhibit 10.6 to Edge’s Current Report on Form 8-K filed on February 5, 2007).

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Schedule B

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the acquisition of: (A) (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas, consisting of approximately 150 gross (74 net) producing wells from a privately owned company, Smith Production Inc. (“Smith”), and eight other owners who transferred their interests to Smith prior to the closing, (ii) an ownership interest in approximately 17,000 gross (12,250 net) developed acres and 56,000 gross (16,000 net) undeveloped acres of leasehold, (iii) 25% of Smith’s option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership to approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas ((i) through (iv) collectively referred to as the “Smith Properties”); (B) working interest, option and leasehold rights in two exploration ventures in separate areas, primarily in Texas, from Smith (the “Smith Ventures” and collectively with the Smith Properties, the “Properties”); and (C) the financing of the acquisitions of the Properties (collectively, the “Acquisition”).

On November 16, 2006, we entered into two separate purchase and sale agreements (both of which were subsequently amended) with Smith to acquire the Smith Properties for a combined cash price of approximately $385 million. We also entered into agreements to acquire the Smith Ventures for a purchase price of $10 million. The total purchase price for the Properties, as preliminarily adjusted at closing on January 31, 2007, was $389.8 million. This amount reflects an adjustment for the results of operations of the Properties between the January 1, 2007 effective date and the January 31, 2007 closing date. We anticipate a further minimal adjustment to the purchase price pursuant to the post-closing adjustment provisions of the purchase and sale agreements, as amended, but have not reflected that herein. Therefore, we have assumed a final adjusted purchase price of $389.8 million for the purpose of these unaudited pro forma condensed consolidated financial statements.

The cash purchase price for the Acquisition was financed by borrowings under a new $320 million revolving credit facility (the “Revolving Credit Facility”) and the net proceeds of public offerings of 10.9 million shares of our common stock and 2.9 million shares of our 5.75% Series A cumulative convertible perpetual preferred stock, which was completed prior to the closing of the Acquisition, (the “Offerings”).

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is derived from our audited consolidated financial statements for the year ended December 31, 2005, the audited Statement of Revenues and Direct Operating Expenses for the Properties for the year ended December 31, 2005 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 are based on our unaudited financial statements as of and for the nine months ended September 30, 2006, the unaudited

Statement of Revenues and Direct Operating Expenses for the Properties for the nine months ended September 30, 2006, and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and the Statements of Revenues and Direct Operating Expenses for the Properties included as Schedule A to our Current Report on Form 8-K dated January 16, 2007. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the dates as indicated below, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and for the nine month period ended September 30, 2006 were each prepared without audit assuming we completed the Acquisition and financing thereof on January 1, 2005.

The Properties were not accounted for or operated as a separate division or entity by either Smith or the eight other owners. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Properties. Also, Smith has historically utilized the successful efforts method of accounting for oil and gas activities, while we use the full cost method. Under the successful efforts method, costs such as geological and geophysical (“G&G”), exploratory dry holes and delay rentals are expensed as incurred whereas under the full cost method these types of charges would be capitalized to their respective full cost pool. Accordingly, exploration expenses, which are recorded under the successful efforts method, are not applicable to our presentation. Full separate historical financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, we are presenting only the revenues and direct operating expenses for the Properties, and excluding all other historical expenses, such as general and administrative overhead, among others. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including as to the incremental expenses associated with the Properties. With these adjustments, the pro forma condensed consolidated statements of operations represent only an estimate of combining our historical results and those of the Properties.

The pro forma condensed consolidated balance sheet was prepared without audit assuming we completed the Acquisition and completed the Offerings and the borrowings under the Revolving Credit Facility to finance the Acquisition and refinance our prior credit facility on September 30, 2006. This unaudited pro forma condensed consolidated balance sheet is based on the purchase price before certain post-closing adjustments. The purchase price is subject to certain post-closing purchase price adjustments, including for the results of operations of the Properties between the January 1, 2007 effective date and the January 31, 2007 closing date. As a result, the final purchase price may be different than this preliminary purchase price. The transaction costs could also differ from the preliminary estimates used here. For these reasons, the actual purchase price and purchase price allocation will differ from the amounts presented herein.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what our financial position or results of operations would have been had we acquired the Properties on the dates indicated. The unaudited pro forma financial information also cannot be relied upon as a projection of future results.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005

	Edge	Properties	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$123,450,342	$78,027,270	$—		$201,477,612
Loss from hedging and derivative activities	(2,267,253)	—	—		(2,267,253)
Total revenues	121,183,089	78,027,270	—		199,210,359

EXPENSES:
Operating expenses	17,068,009	10,095,478	—		27,163,487
Depreciation, depletion and amortization	40,076,994	—	41,475,057	(a)	81,552,051
Accretion expense	141,120	—	49,273	(b)	190,393
General and administrative expense	12,436,048	—	—	(d)	12,436,048
Total expenses	69,722,171	10,095,478	41,524,330		121,341,979
INCOME (LOSS) FROM OPERATIONS	51,460,918	67,931,792	(41,524,330)		77,868,380

Interest expense	—	—	(9,530,274)	(e)	(9,530,274)
Amortization of deferred loan costs	(152,723)	—	(937,500)	(f)	(1,090,223)
Interest income.	127,993	—	—		127,993
INCOME (LOSS) BEFORE INCOME TAXES	51,436,188	67,931,792	(51,992,104)		67,375,876

Provision for income taxes	(18,077,929)	—	(5,578,891)	(g)	(23,656,820)

NET INCOME (LOSS)	33,358,259	67,931,792	(57,570,995)		43,719,056

Preferred dividends	—	—	(8,265,625)	(h)	(8,265,625)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$33,358,259	$67,931,792	$(65,836,620)		$35,453,431

NET INCOME PER SHARE:
Basic	$1.95			(i)	$1.26
Diluted	$1.87			(i)	$1.17

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,122,121		10,925,000	(i)	28,047,121
Diluted	17,814,701		19,604,245	(i)	37,418,946

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2006

	Edge	Properties	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$94,321,176	$61,460,447	$—		$155,781,623
Gain on hedging and derivative activities	10,491,451	—	—		10,491,451
Total revenues	104,812,627	61,460,447	—		166,273,074

EXPENSES:
Operating expenses	13,970,812	7,716,330	—		21,687,142
Depreciation, depletion and amortization	49,179,378	—	21,980,723	(a)	71,160,101
Accretion expense	137,377	—	39,214	(b)	176,591
Impairment	96,942,347	—	—	(c)	96,942,347
General and administrative expense	10,473,301	—	—	(d)	10,473,301
Total expenses	170,703,215	7,716,330	22,019,937		200,439,482
INCOME (LOSS) FROM OPERATIONS	(65,890,588)	53,744,117	(22,019,937)		(34,166,408)

Interest expense	(2,016,637)	—	(7,234,559)	(e)	(9,251,196)
Amortization of deferred loan costs	(124,363)	—	(703,125)	(f)	(827,488)
Interest income	106,077	—	—		106,077
INCOME (LOSS) BEFORE INCOME TAXES	(67,925,511)	53,744,117	(29,957,621)		(44,139,015)

Provision for income taxes	23,732,415	—	(8,325,274)	(g)	15,407,141

NET INCOME (LOSS)	(44,193,096)	53,744,117	(38,282,895)		(28,731,874)

Preferred dividends	—	—	(6,199,219)	(h)	(6,199,219)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(44,193,096)	$53,744,117	$(44,482,114)		$(34,931,093)

NET INCOME (LOSS) PER SHARE:
Basic	$(2.55)			(i)	$(1.24)
Diluted.	$(2.55)			(i)	$(1.24)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,344,026		10,925,000	(i)	28,269,026
Diluted	17,344,026		10,925,000	(i)	28,269,026

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

As of September 30, 2006

	ASSETS

	Edge	Pro Forma
	Historical	Adjustments			Pro Forma
Cash and cash equivalents	$2,276,444	$3,730,250	(1)		$1,006,694
		(5,000,000)	(2)
Accounts receivable	18,834,906	—			18,834,906
Other current assets	11,452,793	937,500	(2)		12,280,293
		(110,000)	(3)
Net property and equipment	247,842,779	389,824,350	(4)		639,139,159
		652,500	(5)
		819,530	(6)
Other assets	1,033,379	2,812,500	(2)		3,845,879
TOTAL ASSETS	$281,440,301	$393,666,630			$675,106,931

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$15,749,826	$652,500	(5)		$16,402,326
Long-term debt	100,000,000	117,000,000	(7)		217,000,000
Asset retirement obligation	2,941,644	819,530	(6)		3,761,174
Other noncurrent liabilities	10,569,234	—			10,569,234
Total liabilities	129,260,704	118,472,030			247,732,734

Preferred Stock	—	28,750	(8)		28,750
Common Stock	174,293	109,250	(8)		283,543
Additional Paid in Capital	140,744,334	276,306,600	(3	)(8)	417,050,934
Retained Earnings	11,260,970	(1,250,000)	(2)		10,010,970
Total shareholders’ equity	152,179,597	275,194,600			427,374,197
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$281,440,301	$393,666,630			$675,106,931

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statements of operations reflect the following pro forma adjustments:

a.               Record incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method, resulting from the purchase of the Properties.

b.              Record incremental accretion expense resulting from the liability we will record for asset retirement obligations (“ARO”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations.

c.               The impairment recorded for Edge during the third quarter of 2006 has not been adjusted for the Acquisition. In management’s opinion, the impairment that was recorded was related to older properties in our full cost pool that had in fact been impaired and therefore recording the impairment at September 30, 2006 was valid. At September 30, 2006 natural gas prices were significantly lower than current prices. Therefore, if the Properties had been included in our September 30, 2006 ceiling test, we would have calculated an additional impairment of $104.8 million, before taxes. The accounting rules promulgated by the Securities and Exchange Commission for calculating impairment of oil and gas properties entitle a registrant to utilize a temporary exemption to impairment when the impairment is the result of a major purchase of proved properties, as long as the registrant can demonstrate that additional value exists beyond a reasonable doubt. If we had actually completed the Acquisition at September 30, 2006, we believe we would have utilized this exemption. In addition, had this acquisition occurred at a time when natural gas prices were lower, the purchase price may not have been the same as recorded in these pro forma financial statements.

d.              No incremental general and administrative costs related to the Acquisition have been included as pro forma adjustments. We believe our general and administrative expenses for the first quarter of 2007 will be negatively impacted by approximately $0.6 million of expenses related to integrating the operations of the Properties. We currently do not expect to hire any personnel associated with Smith or the other owners. We have hired or intend to hire approximately 10 new employees that we expect will be required to manage the increased scale of our business.

e.               Record interest expense on and the related expenses of increased borrowings, assuming approximately $117 million is borrowed under our Revolving Credit Facility to refinance our prior credit facility and partially finance the Acquisition. Also record expense related to commitment fees for the unused Bridge Loan Facility. Our lender had provided a commitment for the Bridge Loan Facility in the event that the Offerings were unsuccessful. We assumed quarterly reductions in the Revolving Credit Facility using increased cash flows, less amounts capitalized on the unevaluated property allocation. The average interest rates used in calculating pro forma interest expense are 3-month LIBOR based with varying spreads and are summarized below:

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Revolving credit facility - long term	6.31%	7.78%

f.                 Record amortization of deferred loan costs incurred under the Revolving Credit Facility, with a maturity amortization period of 4 years.

g.              Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 35 percent, based on the pro forma change in income before income taxes.

h.              Record preferred stock dividends based on the preferred stock dividend rate of 5.75% per year.

i.                  Record pro forma adjustment for the issuance of 10,925,000 shares of common stock and 2,875,000 shares of preferred stock in the Offerings. The Offerings were completed in order to partially finance the Acquisition. Therefore we have given effect to the Offerings in these pro forma adjustments. These shares impact earnings per share for each of the periods reflected. For nine months ended September 30, 2006, no potential common shares were included in the computation of diluted earnings per share as they were antidilutive. If we had reported net income, rather than a loss, we would have included 19,604,245 shares in diluted weighted average common shares outstanding.

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.               Record inflow of excess cash from borrowings under the Revolving Credit Facility and the Offerings.

2.               Record cash payment of and capitalization of deferred loan costs related to the Revolving Credit Facility. These costs will be amortized over the facility maturity of 4 years. Also record expense related to commitment fees for the unused Bridge Loan Facility.

3.               Reclass prepaid costs of the Offerings from Other Current Assets to Additional Paid-in Capital as a reduction of proceeds from the Offerings.

4.               Record the adjusted purchase price for the Acquisition of approximately $389.8 million, which represents the original $395 million base purchase price less adjustments for the estimated results of operations between the effective date of January 1, 2007 and the  closing date of January 31, 2007.

5.               Record an accrual and capitalization of approximately $0.7 million of direct transaction costs, primarily land and environmental due diligence and legal and auditing fees, relating to the Acquisition.

6.               Record Asset Retirement Costs in property and Asset Retirement Obligation liability, in accordance with SFAS No. 143, for wells included in the Acquisition.

7.               Record borrowings under the Revolving Credit Facility to partially finance the adjusted purchase price for the Acquisition.

8.               Record the issuance of 10,925,000 shares of common stock and 2,875,000 shares of preferred stock in the Offerings. The total estimated net proceeds after underwriting discounts and other estimated costs were $276.6 million.